Exhibit 99

    WESTLAKE, Ohio, May 28 /PRNewswire-FirstCall/ -- Nordson Corporation (Nasdaq: NDSN) today announced sales and earnings for the second quarter, which ended May 4, 2003. Diluted earnings per share were $.24, compared with $.23 for the second quarter of 2002. Second-quarter pre-tax earnings included the effect of $1.4 million in severance and restructuring costs; prior-year pre-tax earnings were impacted by $814,000 for similar expenses.

    Worldwide sales for the second quarter of 2003 were $166.7 million, a 2 percent increase over sales of $163.5 million for the same period of 2002. A 5 percent decrease in sales volume was more than offset by a 7 percent increase traced to the translation of revenue denominated in various foreign currencies. Second-quarter sales volume for the Adhesive Dispensing segment was down 4 percent, while volumes for the Advanced Technology and Finishing segments were down 2 percent and 14 percent, respectively.

    In Nordson's four geographic regions, second-quarter volume was down
6 percent in North America, 9 percent in Europe, and 2 percent in the company's Pacific South region. In Japan, sales volume was up
8 percent. Backlog at the end of the second quarter was $66.4 million, up $21.0 million from the beginning of the fiscal year.

    For the first half of 2003, sales were up 1 percent to $312.0 million compared with $308.5 million for the first half of 2002. Favorable currency effects accounted for a 5 percent improvement in sales, which was offset by a 4 percent decline in sales volume. Earnings per share on a diluted basis were $.39, compared with $.40 for the same period last year.

    First-half sales volume for the company's Adhesive Dispensing and Finishing segments were each down 5 percent from 2002, while the Advanced Technology unit was flat relative to last year.

    "We've seen steady improvement in a number of our business units," said Edward P. Campbell, president and chief executive officer. "Year-to-date orders are up 2 percent with backlog approaching the level that existed a year ago at this time. However, this improvement has not yet carried over to orders for our larger systems, which has been impacted to a greater extent by the current economic downturn," Campbell added.

    Nordson will broadcast its second-quarter conference call on the investor relations page of the company's Web site, www.nordson.com , on Wednesday, May 28, 2003, at 2:00 p.m. EDT. For those unable to listen to the live broadcast, a replay will be available for 14 days after the event. Information about Nordson's investor relations and shareholder services is available from Barbara Price, manager, shareholder relations, at (440) 414-5344.

    Except for historical information and comparisons contained herein, statements included in this release may constitute "forward-looking statements," as defined by The Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors, as discussed in the company's filings with the Securities and Exchange Commission that could cause actual results to differ.

    Nordson Corporation is the world's leading producer of precision dispensing equipment. Nordson systems apply adhesives, sealants and coatings to a broad range of consumer and industrial products during manufacturing operations, helping customers meet quality, productivity and environmental targets. The company also manufactures technology-based systems for curing and surface treatment processes. Headquartered in Westlake, Ohio, Nordson has direct operations in 30 countries and 3,500 employees worldwide.

    A summary of sales, income and earnings is presented in the following tables.



    SECOND QUARTER PERIOD                       NORDSON CORPORATION
    Period Ending May 4, 2003                   FINANCIAL HIGHLIGHTS
    (Unaudited)                         (Dollars in thousands except for per
                                                    share amounts)

    CONSOLIDATED STATEMENT OF INCOME
                                         Second Quarter       Year-to-Date
                                         2003      2002      2003      2002

    Net Sales                          $166,679  $163,526  $312,002  $308,483
    Cost of sales  (A)                   73,582    75,644   139,648   140,847
    Selling & administrative expenses    76,053    70,180   144,172   136,544
    Severance and restructuring costs     1,446       814     1,468       814

    Operating profit                     15,598    16,888    26,714    30,278

    Interest expense - net               (4,352)   (5,202)   (8,751)  (10,531)
    Other income - net                      827       (74)    1,557       353

    Income before income taxes           12,073    11,612    19,520    20,100
    Income taxes                          3,983     3,832     6,441     6,633

    Net income                           $8,090    $7,780   $13,079   $13,467


    Return on sales                          5%        5%        4%        4%
    Return on average shareholders'
     equity                                 12%       12%       10%       10%

    (A) Includes $191 of restructuring charges in the second quarter of 2002.

    Average common shares outstanding
     (000's)                             33,647    33,301    33,625    33,227
    Average common shares and
     common share equivalents (000's)    33,798    33,846    33,779    33,621

    Per share:

    Basic earnings                         $.24      $.23      $.39      $.41
    Diluted earnings                       $.24      $.23      $.39      $.40

    Dividends paid                         $.15      $.14      $.30      $.28


    SECOND QUARTER PERIOD
    Period Ending May 4, 2003
    (Unaudited)

    CONSOLIDATED BALANCE SHEET
                                                   May 4,         November 3,
                                                    2003              2002

    Cash and marketable securities                  $7,633            $5,897
    Receivables                                    130,652           135,662
    Inventories                                     88,199            87,100
    Prepaid expenses                                46,271            45,914
         Total current assets                      272,755           274,573

    Property, plant & equipment - net              120,760           118,773
    Other assets                                   366,931           371,126

                                                  $760,446          $764,472

    Notes payable and debt due within one
     year                                         $101,667          $117,234
    Accounts payable and accrued
     liabilities                                   123,577           135,413
         Total current liabilities                 225,244           252,647

    Long-term debt                                 181,603           171,314
    Other liabilities                               74,505            71,621
    Total shareholders' equity                     279,094           268,890

                                                  $760,446          $764,472
    Other information:

    Employees                                        3,504             3,572

    Common shares outstanding (000's)               33,731            33,614



    SECOND QUARTER PERIOD                  NORDSON CORPORATION
    Period Ending                          FINANCIAL HIGHLIGHTS
    May 4, 2003           (Dollars in thousands except for per-share amounts)
    (Unaudited)

                                    Second Quarter       % Growth over 2002
    SALES BY BUSINESS SEGMENT    2003            2002  Volume Currency  Total

    Adhesive dispensing &
     nonwoven fiber systems    $109,612        $104,107   -3.6%   8.9%   5.3%
    Coating & finishing
     systems                     26,358          28,923  -14.4%   5.5%  -8.9%
    Advanced technology
     systems                     30,709          30,496   -2.0%   2.7%   0.7%

    Total sales by business
     segment                   $166,679        $163,526   -5.3%   7.2%   1.9%

                                    Second Quarter
    OPERATING PROFIT BY
     BUSINESS SEGMENT             2003            2002

    Adhesive dispensing &
     nonwoven fiber systems     $22,789         $23,024
    Coating & finishing
     systems                       (385)            643
    Advanced technology
     systems                      3,981           2,091
    Corporate                   (10,787)         (8,870)

    Total operating profit by
     business segment           $15,598         $16,888


                                     Second Quarter       % Growth over 2002
    SALES BY GEOGRAPHIC REGION    2003            2002   Volume Currency Total

    North America               $69,086         $72,903   -5.7%   0.5%  -5.2%
    Europe                       60,918          56,306   -9.2%  17.4%   8.2%
    Japan                        17,708          14,907    8.0%  10.8%  18.8%
    Pacific South                18,967          19,410   -2.2%  -0.1%  -2.3%

    Total Sales by Geographic
     Region                    $166,679        $163,526   -5.3%   7.2%   1.9%


                                    Second Quarter
    SELECTED SUPPLEMENTAL
     INFORMATION                  2003            2002

    Depreciation and
     amortization                $7,155          $6,875
    Capital expenditures         $1,265          $4,068
    Dividends paid               $5,047          $4,648


    SECOND QUARTER PERIOD                 NORDSON CORPORATION
    Period Ending                         FINANCIAL HIGHLIGHTS
    May 4, 2003            (Dollars in thousands except for per-share amounts)
    (Unaudited)

                                    Year-to-Date          % Growth over 2002
    SALES BY BUSINESS SEGMENT    2003           2002    Volume Currency Total

    Adhesive dispensing &
     nonwoven fiber systems    $197,490       $194,886   -5.4%   6.7%    1.3%
    Coating & finishing
     systems                     55,332         55,744   -5.1%   4.4%   -0.7%
    Advanced technology
     systems                     59,180         57,853   -0.1%   2.4%    2.3%

    Total sales by business
     segment                   $312,002       $308,483   -4.4%   5.5%    1.1%

                                      Year-to-Date
    OPERATING PROFIT BY
     BUSINESS SEGMENT              2003           2002

    Adhesive dispensing &
     nonwoven fiber systems     $35,205        $38,191
    Coating & finishing
     systems                        387            723
    Advanced technology
     systems                      6,409          4,930
    Corporate                   (15,287)       (13,566)

    Total operating profit by
     business segment           $26,714        $30,278

                                    Year-to-Date         % Growth over 2002
    SALES BY GEOGRAPHIC REGION   2003           2002    Volume Currency Total

    North America              $127,239       $144,776  -12.4%   0.3%  -12.1%
    Europe                      113,446        102,325   -3.6%  14.5%   10.9%
    Japan                        35,626         27,445   23.6%   6.2%   29.8%
    Pacific South                35,691         33,937    5.4%  -0.2%    5.2%

    Total Sales by Geographic
     Region                    $312,002       $308,483   -4.4%   5.5%    1.1%

                                     Year-to-Date
    SELECTED SUPPLEMENTAL
     INFORMATION                  2003           2002

    Depreciation and
     amortization               $14,203        $13,585
    Capital expenditures         $2,257         $7,180
    Dividends paid              $10,085         $9,288